SCHEDULE  14C  (Rule  14c-101)
                            INFORMATION  REQUIRED  IN  INFORMATION  STATEMENT

                                   SCHEDULE  14C  INFORMATION

                           Information  Statement  Pursuant  to  Section  14(c)
                       of  the Securities Exchange Act of 1934 (Amendment No.  )


Check  the  appropriate  box:

[ ]  Preliminary  Information  Statement

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14a-6(e)(2))

[X]  Definitive  Information  Statement


                         Calvert  Social  Investment  Fund

                (Name  of  Registrant  as  Specified  in  Its  Charter)
                                Equity  Portfolio


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                         CALVERT SOCIAL INVESTMENT FUND
                                EQUITY PORTFOLIO
                       4550 Montgomery Avenue, Suite 1000N
                            Bethesda, Maryland 20814


                              INFORMATION STATEMENT
             REGARDING A CHANGE OF CONTROL OF THE FUND'S SUBADVISOR


This Information Statement is being supplied to all shareholders of the Calvert Social Investment Fund Equity Portfolio (the "Fund"). Pursuant to an exemptive order granted by the United States Securities and Exchange Commission on December 17, 1996, the Fund and Calvert Asset Management Company, Inc. (the "Advisor" or "CAMCO"), the Fund's investment adviser, may enter into and materially amend the Investment Subadvisory Agreement without shareholder approval.

The rationale for this grant of authority is that the Advisor's constant supervision of the subadvisor permits the proportion of shareholders' assets subject to particular subadvisor styles to be reallocated (or a new subadvisor introduced or, as is the case here, where control of a subadvisor has changed) in response to changing market conditions or subadvisor performance, in an attempt to improve the Fund's overall performance. In essence, the exemptive order permits the Advisor to select the subadvisor best suited to achieve the Fund's investment objective. The only reason you are receiving this Information Statement is because control of the parent company of the Fund's subadvisor has changed. The Fund's subadvisor, portfolio manager and fees have not changed. Moreover, neither the Fund's investment objective nor its policies have changed.

Obtaining shareholder approval of a change of control of a subadvisor and investment subadvisory agreement imposes costs on the Fund without advancing shareholder interests. Shareholders' interests are adequately protected by their voting rights with respect to the investment advisory agreement and the responsibilities assumed by the Advisor and the Fund's Board of Directors. Further, it has become increasingly difficult to obtain shareholder quorums for shareholder meetings.

Accordingly, pursuant to the exemptive order, as discussed above, as well as in the Prospectus and Statement of Additional Information for the Fund, both dated January 31, 2001, and following the change of control of the parent of the Fund's subadvisor, the Fund is providing information about such change of control. We are not asking you for a proxy and you are requested not to send us a proxy.

This Information Statement is expected to be mailed to shareholders of record on or about October 24, 2001.

Shareholders of the Fund of record at the close of business on August 31, 2001 ("record date") are entitled to receive this Information Statement.

As of August 31, 2001 the following shareholder owned of record 5% or more of the shares of the Fund:

Name  and  Address     %  of  Ownership

MLPF&S  for  the  Sole  Benefit  of  its  Customers
Fund  Administration
4800  Deer  Lake  Dr.  E  FL  3
Jacksonville,  FL  32246-6484     5.02%  of  Class  A

Charles  Schwab  &  Co.  Inc.
Attn:  Mutual  Fund  Dept.
101  Montgomery  Street
San  Francisco,  CA  94101-4122     6.18%  of  Class  A

MLPF&S  for  the  Sole  Benefit  of  its  Customers     15.28%  of  Class  B
Fund  Administration
4800  Deer  Lake  Dr.  E  FL  3
Jacksonville,  FL  32246-6484

MLPF&S  for  the  Sole  Benefit  of  its  Customers     14.84%  of  Class  C
Fund  Administration  976J0
4800  Deer  Lake  Dr.  E  FL  3
Jacksonville,  FL  32246-6484

SEI  Trust  Company     99.99%  of  Class  I
C/O  Chevy  Chase  Trust  Company
FBO  Trinity  College  CONS  Endowment
#CH900575
Attn:  Mutual  Funds  Administration
One  Freedom  Valley  Drive
Oaks,  PA  19456

Background. CAMCO serves as investment advisor to the Fund and to several other registered investment companies in the Calvert Group of Funds. Calvert Distributors, Inc. ("CDI") serves as the principal underwriter to the Fund. Calvert Administrative Services Company ("CASC") has been retained by the Fund to provide certain administrative services necessary to the conduct of its affairs. CAMCO, CDI and CASC are located at 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland, 20814, and are indirectly wholly-owned subsidiaries of Ameritas Acacia Mutual Holding Company.

CAMCO has traditionally contracted out investment subadvisory services for the Fund. The Fund's subadvisor has been Atlanta Capital Management Company, LLC since September 1998. Atlanta Capital's principal business office is Two Midtown Plaza, Suite 1600, 1349 West Peachtree Street, Atlanta, GA 30309.

The investment subadvisory agreement with Atlanta Capital as it relates to the Fund is dated as of September 21, 1998. Under the subadvisory agreement, Atlanta Capital receives a fee from the Advisor based on a percentage of the Fund's average daily net assets. For the Fund's most recent fiscal year ended September 30, 2001, $938,535.46 in fees were paid to Atlanta Capital.

Eaton Vance Corp. a Boston-based investment management firm with $50 billion in assets under management, acquired 70 percent of Atlanta Capital on September 30, 2001. Atlanta Capital will become an indirect subsidiary of Eaton Vance and will operate as a distinct and autonomous business unit. Under the terms of the acquisition agreement, Atlanta Capital's employees will continue to hold 30 percent of the equity of Atlanta Capital with the right to sell to Eaton Vance the 30 percent interest over a five-year period beginning in 2005. Eaton Vance will have the right to purchase the 30 percent minority interest in two stages in 2007 and 2009.

As a result of these foregoing developments, at a meeting of the Board of Directors held on September 11, 2001, acting pursuant to the exemptive order discussed above, the Board determined to deliver this information statement to the Fund's shareholders.

Investment Subadvisor. Atlanta Capital continues as investment subadvisor to the Fund. As of August 31, 2001, Atlanta Capital had $6.448 billion in assets under management.

Atlanta Capital currently does not provide any investment advisory services to any other mutual funds with investment objectives similar to that of the Fund.

The Fund will continue to be managed by the current portfolio manager, Daniel W. Boone, III, C.F.A. Mr. Boone heads the Atlanta portfolio management team for CSIF Equity. He is a Managing Partner and senior investment professional for Atlanta Capital. He has been with the firm since 1976. He specializes in equity portfolio management and research. Before joining the firm, he held positions with the international firm of Lazard, Freres in New York, and Wellington Management Company. Mr. Boone has earned a MBA from the Wharton School of University of Pennsylvania, where he graduated with distinction, and a B.A. from Davidson College.

The Fund's investment objective and policies have not changed as a result of the transactions described above. The Fund will continue to seek growth of capital through investment in stocks of issuers in industries believed to offer opportunities for potential capital appreciation and which meet the Fund's investment and social criteria.

Atlanta  Capital's  Principal  Executive  Officers  are  as  follows:

     Name  of  Company  and
Name  and  Title     Principal  Business  Address
With  Atlanta  Capital          Principal  Occupation
     Atlanta  Capital  Management
Daniel  W.  Boone,  III     Company,  LLC     Managing  Partner
     Two  Midtown  Plaza,  Suite  1600
     1349  West  Peachtree  Street
     Atlanta,  GA  30309

     Atlanta  Capital  Management
Walter  F.  Reames,  Jr.     Company,  LLC     Managing  Partner
     Two  Midtown  Plaza,  Suite  1600
     1349  West  Peachtree  Street
     Atlanta,  GA  30309

     Atlanta  Capital  Management
William  R.  Hackney,  III     Company,  LLC   Managing  Partner
     Two  Midtown  Plaza,  Suite  1600
     1349  West  Peachtree  Street
     Atlanta,  GA  30309

Investment Subadvisory Agreement. The Investment Subadvisory Agreement (the "Subadvisory Agreement") between the Advisor and Atlanta Capital contains the same terms as govern the Advisor's current arrangement with Atlanta Capital. Atlanta Capital's fee for subadvisory services continues to be paid by the Advisor. Under the Subadvisory Agreement, Atlanta Capital receives a fee, payable monthly, of 0.30% of the average daily net assets of the Fund.

Annual Reports. The audited Annual Report to Shareholders of the Fund is incorporated by reference into this Information Statement. Copies of the Annual Report and the most recent semi-annual report succeeding the annual report may be obtained without charge by writing to the Fund at 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814 or by calling (800) 368-2745.